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                                                                   EXHIBIT 10.11

                             MAI SYSTEMS CORPORATION

                             STOCK OPTION AGREEMENT

MAI SYSTEMS CORPORATION, a Delaware corporation (the "Company"), hereby grants to W. Brian Kretzmer (the "Optionee") an option to purchase a total of 225,000 shares of Common Stock (the "Shares") of the Company, at the price set forth herein, and in all respects subject to the terms, conditions, and provisions of this Agreement and of the Company's 1993 Stock Option Plan (the "Plan") which was incorporated into and approved as part of the Company's Plan of Reorganization, approved by the Bankruptcy Court, and which is attached as Exhibit "A" and is incorporated herein by this reference.
Terms defined in the Plan shall have the same meanings herein.

                  1. NATURE OF THE OPTION. This Option is intended to be and is a Nonstatutory Stock Option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. THE DATE OF GRANT AND TERM OF THE OPTION. This Option is granted on August 2, 1999. The term of the Option is ten years from the date of grant and this Option may not, in any event, be exercised later than August 2, 2009. If the Option is not exercised within ten years of the date of grant, it will expire and terminate.

                  3. OPTION EXERCISE PRICE. The Option exercise price is $2.81 per share, which price is not less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date this Option was granted.

                  4. EXERCISE OF THE OPTION. This Option shall be exercisable during its term only in accordance with the terms, conditions, and provisions of the Plan and this Agreement as follows.

                           (a) RIGHT TO EXERCISE. This Option shall vest and be
exercisable, cumulatively, as follows:

                             Date                       Number of Shares
                             ----                       ----------------

      After            August 2, 2000                        75,000
      After            August 2, 2001                        75,000
      After            August 2, 2002                        75,000
                       --------------                       -------
                                                            225,000

                            (b) METHOD OF EXERCISE. The Optionee shall purchase
a minimum of at least 100 shares per transaction concerning the exercise of the Option. This Option shall be exercisable by actual receipt by the Company of written notice provided by the Optionee which shall state the election to exercise this Option, the number of whole Shares in respect to which this Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company

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hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail, return receipt requested, to the then current President or Chief Financial Officer of the Company or any other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price for the number of Shares in respect to which this Option shall be exercised. Payment of the purchase price shall be by check payable to the order of the Company, outstanding shares of Common Stock duly endorsed to the Company (which shares shall be valued at their Fair Market Value as of the day preceding the day of such exercise), or any combination of the foregoing.

                            Unless otherwise determined by the Board of
Directors of the Company, the Company may arrange for the simultaneous exercise and sale of Shares through the cooperation of broker-dealers which finance "same day" sales.

                            The certificate(s) for the Shares as to which the
Option shall be exercised shall be registered in the name of the Optionee and shall be legended as set forth in the Plan or as required under applicable regulatory, state or federal law.

                            (c) FURTHER RESTRICTIONS ON THE EXERCISE OF THE
OPTION. This Option shall not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities law or laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation, warranty or certification to the Company as may be required by any applicable law or regulation or by the Plan. There shall be no exercise of any fractional shares concerning the Option.

                            (d) ADJUSTMENT UPON CHANGE OF CAPITALIZATION.
Appropriate adjustment shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.

                  5. TERMINATION OF STATUS AS AN EMPLOYEE. If the Optionee ceases to serve as an Employee for any reason other than death or for Cause (as defined in the Plan) and thereby terminates his status as an Employee, the Optionee shall have the right to exercise this Option at any time within ninety
(90) days following the date of such termination, to the extent that the Optionee was entitled to exercise the Option at the date of such termination, but in no event after the expiration of the term of the Option set forth in
Section 2 hereof.

                  If the Optionee ceases to serve as an Employee due to death, this Option may be exercised at any time within one (1) year following the date of death by the Optionee's executor or administrator or the person or persons who shall have acquired the Option by bequest or inheritance but only to the extent the Optionee was entitled to exercise this option at the date of death. To the extent that the Optionee was not entitled to exercise the Option at the date of termination or death, or to the extent the Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof. If the Optionee ceases to serve as an Employee due to termination of his employment by the Company for cause (as defined in the Plan), this Option shall cease to be exercisable ten (10) days following the date the notice of such termination is delivered to the Optionee.

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                  6. NONTRANSFERABILITY OF THE OPTION. This Option may not be
sold, ledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent of distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                  7. CONTINUATION OF EMPLOYMENT. Neither this Plan nor any Option granted hereunder shall confer upon any Optionee any right to continue in the employment of the Company or any of its Subsidiaries or limit in any respect the right of the Company to discharge the Optionee at any time, with or without cause and with or without notice.

                  8. WITHHOLDING TAX LIABILITY. The Optionee understands and agrees that the company may be required to withhold part or all of the Optionee's regular compensation to pay any taxes required to be withheld under federal, state, or local law as a result of the exercise of this Option, and that if such regular compensation is insufficient, the Company may require the Optionee, as a condition of exercise of this Option, to pay in cash the amount of such withholding tax liability.

                  9. THE PLAN. This Option is subject to, and the Company and the Optionee expressly agree to be bound by, all of the terms and conditions of the Plan as it may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his written consent, of this Option or any rights hereunder. Pursuant to the Plan, the Committee appointed by the Board of Directors of the Company to administer the Plan is authorized to adopt rules and regulations not materially inconsistent with the Plan as it shall deem appropriate and proper. If questions arise as to the intent, meaning or application of the provisions of this Option Agreement or of the Plan, such questions shall be decided by Committee in its sole discretion, and any such decision shall be conclusive and binding on the Optionee. A copy of the Plan in its present form is available for inspection during regular business hours by the Optionee of the persons entitled to exercise this Option at the Company's principal office.

                                MAI SYSTEMS CORPORATION

Dated: August 5, 1999           By:  /s/ LEWIS H. STANTON
                                     -------------------------------------------
                                         Lewis H. Stanton
                                         Executive Vice President,
                                         Chief Operating and Financial Officer
                                         & Secretary


Dated: August 5, 1999           By:  /s/ WILLIAM BRIAN KRETZMER
                                     -------------------------------------------
                                         Optionee

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